FOR IMMEDIATE RELEASE

Iron Mountain Reports Second Quarter 2020 Results

BOSTON – August 6, 2020 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the second quarter of 2020. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
“I am proud of the way our organization quickly adapted to the challenges presented by the COVID-19 pandemic and is navigating the environment ever since,” said William L. Meaney, president and CEO of Iron Mountain. "A crisis such as COVID tests us on many levels and we are pleased that from the beginning of this crisis, we have taken decisive, yet thoughtful, action to help keep our Mountaineers, their families, and our customers safe all whilst meeting our customers' business needs around the world. At the same time, we took purposeful steps to further strengthen our financial position and liquidity, enhancing our flexibility to continue to invest in our business for the long term, and reward our shareholders with a sustainable dividend. On a less positive front, we found through reflection after the murder of George Floyd, that whilst we have made progress living up to our stated value around building diverse and inclusive teams, we have fallen well short of our intended - and necessary - objectives. For Iron Mountain, Diversity and Inclusion is about social justice as well as a business imperative. It is only by achieving a truly diverse and inclusive workplace, that we will be assured to have both the best talent as well as the level of creativity to continue to serve our customers in the best possible ways. We have recommitted ourselves to this value and are making the necessary changes to make better and faster progress in this area."

Meaney commented on the second-quarter results, “Although our business faced unprecedented challenges and added complexity as a result of the COVID-19 pandemic, our team performed very well during the second quarter, and our results demonstrated the durability and resiliency of our core Storage business. In our Service business, we experienced improvements in our activity levels in June as compared to April and May, across our various product lines.

The early benefits of Project Summit are evident in our results, with $65 million of Adjusted EBITDA benefits realized in the first half from our transformation initiatives. We delivered constant currency Adjusted EBITDA in line with the year-ago level, despite a $58 million revenue decline, resulting in 200 basis points of margin expansion. Our Global Data Center business continues to perform exceptionally well, with strong commercial successes and a growing pipeline. Whilst a high degree of uncertainty remains as we look to the back half of the year, we are confident that the value of Iron Mountain’s new, as well as existing offerings, are even more relevant to our customers today. We remain committed to delivering solutions which address our customers’ needs both today and well into the future."

Financial Performance Highlights for the Second Quarter and Year-to-Date 2020

•
Total reported Revenues for the second quarter were $982.2 million, compared with $1.1 billion in the second quarter of 2019, a decline of 7.9%. Excluding the impact of foreign exchange (FX), total reported Revenues declined 5.6% compared to the prior year, driven by a 21.3% decline in Service revenue, partially offset by a 3.7% increase in Storage revenue. Year to date, total reported Revenues decreased 3.3%, or 1.2%, excluding the impact of FX.

•
Loss from Continuing Operations for the second quarter was $7.1 million, compared with Income from Continuing Operations of $92.3 million in the second quarter of 2019. Loss from Continuing Operations in the second quarter of 2020 included Restructuring Charges of $39.3 million associated with Project Summit and a debt extinguishment charge of $17.0 million related to the early extinguishment of the Company's 4 3/8% Senior Notes due 2021 and the 6% Senior Notes due 2023. Income from Continuing Operations in the second quarter of 2019 included $1.9 million of Significant Acquisition Costs. Year to date, Income from Continuing Operations was $57.8 million, compared with $122.8 million in 2019. Income from Continuing Operations in 2020 included Restructuring Charges of $80.3 million and Income from Continuing Operations in 2019 included Significant Acquisition Costs of $4.6 million.

•
Adjusted EBITDA for the second quarter was $342.9 million, compared with $350.9 million in the second quarter of 2019. On a constant currency basis, Adjusted EBITDA decreased by 0.1%, driven in part by the aforementioned decline in Service revenue, partially offset by the benefits of Project Summit and the flow through from revenue management, leading to 200 basis points of Adjusted EBITDA margin expansion compared to the second quarter of 2019. Year to date, Adjusted EBITDA was $706.0 million, compared with $675.4 million in 2019, and increased 6.6%, excluding the impact of FX.

•
Reported EPS - Fully Diluted from Continuing Operations for the second quarter was $(0.02), compared with $0.32 in the second quarter of 2019. Year to date, Reported EPS - Fully Diluted from Continuing Operations was $0.20, compared with $0.42 in 2019.

•
Adjusted EPS for the second quarter was $0.22, compared with $0.23 in the second quarter of 2019. Year to date, Adjusted EPS was $0.49, compared with $0.40 in 2019. The structural tax rate was 17.1% in the second quarter of 2020, compared with 17.7% in the second quarter of 2019.

•
Net Loss for the second quarter was $7.1 million compared with Net Income of $92.5 million in the second quarter of 2019. Net Loss in the second quarter of 2020 included the aforementioned Restructuring Charges related to Project Summit and debt extinguishment charge. Year to date, Net Income was $57.8 million compared with $122.9 million in 2019.

•
FFO (Normalized) per share was $0.53 for the second quarter, compared with $0.54 in the second quarter of 2019, or a decrease of 1.9%. Year to date, FFO (Normalized) per share was $1.12, compared with $1.02 in 2019.

•
AFFO was $249.5 million for the second quarter, compared with $209.6 million in the second quarter of 2019, an increase of 19.0%. As compared to Adjusted EBITDA, the increase in AFFO was primarily driven by a tax refund. Year to date, AFFO was $480.7 million, compared with $403.0 million in 2019.

Dividend
On August 5, 2020, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the third quarter. The third-quarter 2020 dividend is payable on October 2, 2020, for shareholders of record on September 15, 2020.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of more than 90 million square feet across more than 1,480 facilities in approximately 50 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include secure records storage, information management, digital transformation, secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Greer Aviv	Nathan McCurren
Senior Vice President, Investor Relations	Director, Investor Relations
Greer.Aviv@ironmountain.com	Nathan.McCurren@ironmountain.com

Forward Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, plans and current expectations, such as statements about: (i) expectations for the remainder of 2020, (ii) the expected impact of COVID-19 on our operations and financial conditions, (iii) new service offerings, (iv) expected benefits, costs and actions related to Project Summit; (v) planned 2020 capital expenditures, M&A and other investments; (vi) stabilization of our data center developments and expectation as to data center leasing activity for 2020; (vii) expectations with respect to change in volume of records stored with us; (viii) expectations related to our revenue management programs and continuous improvement initiatives, (ix) the durability of our core storage business, (x) our expected leverage; (xi) our dividend policy and targeted dividend payments; and (xii) longer term capital allocation, strategy and other goals. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations.

These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. Important factors that could cause actual results to differ from expectations include the (i) impact of COVID-19 on our operations, (ii) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (iii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iv) changes in customer preferences and demand for our storage and information management services; (v) the cost and our ability to comply with laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (vi) our ability or inability to execute our strategic growth plan, expand internationally, complete acquisitions on satisfactory terms, and to integrate acquired companies efficiently; (vii) changes in the amount of our growth and recurring capital expenditures and our ability to raise capital and invest according to plan; (viii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or IT systems and the impact of such incidents on our reputation and ability to compete; (ix) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees and execute on our strategy (x) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (xi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (xii) the impact of executing on our growth strategy through joint ventures; (xiii) our ability to comply with our existing debt obligations and restrictions in our debt instruments or to obtain additional financing to meet our working capital needs; (xiv) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xv) changes in the cost of our debt; (xvi) the impact of alternative, more attractive investments on dividends; (xvii) the cost or potential liabilities associated with real estate necessary for our business; (xviii) the performance of business partners upon whom we depend for technical assistance or management expertise; (xix) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xx) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Reconciliation of Non-GAAP Measures:

Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release.

Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	6/30/2020	12/31/2019
ASSETS
Current Assets:
Cash and Cash Equivalents	$907,180	$193,555
Accounts Receivable, Net	805,901	850,701
Other Current Assets	184,292	192,083
Total Current Assets	$1,897,373	$1,236,339
Property, Plant and Equipment:
Property, Plant and Equipment	$8,074,520	$8,048,906
Less: Accumulated Depreciation	(3,538,792)	(3,425,869)
Property, Plant and Equipment, Net	$4,535,728	$4,623,037
Other Assets, Net:
Goodwill	$4,421,062	$4,485,209
Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles	1,346,282	1,393,183
Operating Lease Right-of-use Assets	1,947,665	1,869,101
Other	219,443	209,947
Total Other Assets, Net	$7,934,452	$7,957,440
Total Assets	$14,367,553	$13,816,816

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$880,212	$389,013
Accounts Payable	296,629	324,708
Accrued Expenses and Other Current Liabilities	954,396	961,752
Deferred Revenue	252,034	274,036
Total Current Liabilities	$2,383,271	$1,949,509
Long-term Debt, Net of Current Portion	8,750,116	8,275,566
Long-term Operating Lease Liabilities	1,802,494	1,728,686
Other Long-term Liabilities (1)	407,341	398,828
Total Long-term Liabilities	$10,959,951	$10,403,080
Total Liabilities	$13,343,222	$12,352,589
Equity
Total Stockholders' Equity	$1,024,300	$1,463,962
Noncontrolling Interests	31	265
Total Equity	$1,024,331	$1,464,227
Total Liabilities and Equity	$14,367,553	$13,816,816
(1) Includes redeemable noncontrolling interests of $63.5M and $67.7M as of June 30, 2020 and December 31, 2019, respectively.

Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q2 2020	Q2 2019	% Change	YTD 2020	YTD 2019	% Change
Revenues:
Storage Rental	$676,956	$669,288	1.1%	$1,360,503	$1,332,262	2.1%
Service	305,283	397,619	(23.2)%	690,467	788,508	(12.4)%
Total Revenues	$982,239	$1,066,907	(7.9)%	$2,050,970	$2,120,770	(3.3)%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization) (1)	$406,693	$463,809	(12.3)%	$873,614	$924,455	(5.5)%
Selling, General and Administrative (2)	241,947	252,156	(4.0)%	480,680	520,867	(7.7)%
Depreciation and Amortization	163,850	164,331	(0.3)%	326,434	326,814	(0.1)%
Significant Acquisition Costs	—	1,901	n/a	—	4,647	n/a
Restructuring Charges	39,298	—	n/a	80,344	—	n/a
Intangible Impairments	—	—	n/a	23,000	—	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(1,275)	(8,405)	(84.8)%	(2,330)	(7,803)	(70.1)%
Total Operating Expenses	$850,513	$873,792	(2.7)%	$1,781,742	$1,768,980	0.7%

Operating Income (Loss)	$131,726	$193,115	(31.8)%	$269,228	$351,790	(23.5)%
Interest Expense, Net	103,456	105,314	(1.8)%	209,105	207,750	0.7%
Foreign Currency Transaction Loss / (Gain)	1,471	(19,331)	n/a	(35,928)	(1,634)	n/a
Debt Extinguishment Expense	17,040	—	n/a	17,040	—	n/a
Other Expense (Income), Net	7,189	4,139	73.7%	1,862	1,652	12.7%
Income (Loss) before Provision (Benefit) for Income Taxes	$2,570	$102,993	(97.5)%	$77,149	$144,022	(46.4)%
Provision (Benefit) for Income Taxes	9,683	10,646	(9.0)%	19,370	21,199	(8.6)%
(Loss) Income from Continuing Operations	$(7,113)	$92,347	(107.7)%	$57,779	$122,823	(53.0)%
(Loss) Income from Discontinued Operations, Net of Tax	—	128	n/a	—	104	n/a
Net (Loss) Income	$(7,113)	$92,475	(107.7)%	$57,779	$122,927	(53.0)%
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(27)	34	n/a	890	925	(3.7)%
Net (Loss) Income Attributable to Iron Mountain Incorporated	$(7,086)	$92,441	(107.7)%	$56,889	$122,002	(53.4)%

(Losses) Earnings per Share - Basic:
(Loss) Income from Continuing Operations	$(0.020)	$0.32	(106.3)%	$0.20	$0.43	(53.5)%
Total Income (Loss) from Discontinued Operations	—	—	n/a	—	—	n/a
Net (Loss) Income Attributable to Iron Mountain Incorporated	$(0.020)	$0.32	(106.3)%	$0.20	$0.43	(53.5)%

(Losses) Earnings per Share - Diluted:
(Loss) Income from Continuing Operations	$(0.020)	$0.32	(106.3)%	$0.20	$0.42	(52.4)%
Total Income (Loss) from Discontinued Operations	—	—	n/a	—	—	n/a
Net (Loss) Income Attributable to Iron Mountain Incorporated	$(0.020)	$0.32	(106.3)%	$0.20	$0.42	(52.4)%

Weighted Average Common Shares Outstanding - Basic	288,071	286,925	0.4%	287,955	286,727	0.4%
Weighted Average Common Shares Outstanding - Diluted	288,071	287,481	0.2%	288,301	287,487	0.3%

(1) Includes $7.6M of direct and incremental costs related to COVID-19 in Q2 and YTD 2020.
(2) Includes $1.6M of direct and incremental costs related to COVID-19 in Q2 and YTD 2020.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA
(Dollars in thousands)

	Q2 2020	Q2 2019	% Change	YTD 2020	YTD 2019	% Change

(Loss) Income from Continuing Operations	$(7,113)	$92,347	(107.7)%	$57,779	$122,823	(53.0)%

Add / (Deduct):
Intangible Impairments	—	—	n/a	23,000	—	n/a
Provision (Benefit) for Income Taxes	9,683	10,646	(9.0)%	19,370	21,199	(8.6)%
Foreign Currency Transaction Loss / (Gain)	1,471	(19,331)	n/a	(35,928)	(1,634)	n/a
Other Expense (Income), Net	7,189	4,139	73.7%	1,862	1,652	12.7%
Debt Extinguishment Expense	17,040	—	n/a	17,040	—	n/a
Interest Expense, Net	103,456	105,314	(1.8)%	209,105	207,750	0.7%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(1,275)	(8,405)	(84.8)%	(2,330)	(7,803)	(70.1)%
Depreciation and Amortization	163,850	164,331	(0.3)%	326,434	326,814	(0.1)%
Significant Acquisition Costs	—	1,901	n/a	—	4,647	n/a
Restructuring Charges	39,298	—	n/a	80,344	—	n/a
COVID-19 Costs	9,285	—	n/a	9,285	—	n/a
Adjusted EBITDA	$342,884	$350,942	(2.3)%	$705,961	$675,448	4.5%

Adjusted EBITDA
Adjusted EBITDA is defined as (loss) income from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net, and debt extinguishment expense); (iv) Significant Acquisition Costs; (v) Restructuring Charges; and (vi) COVID-19 Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.
Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, (loss) income from continuing operations, net (loss) income or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2020	Q2 2019	% Change	YTD 2020	YTD 2019	% Change

Reported EPS - Fully Diluted from Continuing Operations	$(0.020)	$0.32	(106.3)%	$0.20	$0.42	(52.4)%

Add / (Deduct):
Intangible Impairments	—	—		0.08	—
Other Expense (Income), Net	0.09	(0.05)		(0.06)	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	—	(0.03)		(0.01)	(0.03)
Significant Acquisition Costs	—	0.01		—	0.02
Restructuring Charges	0.14	—		0.28	—
COVID-19 Costs	0.03	—		0.03	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.01)	(0.01)		(0.03)	(0.01)
Adjusted EPS - Fully Diluted from Continuing Operations	$0.22	$0.23	(4.30)%	$0.49	$0.40	22.5%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters ended June 30, 2020 and 2019, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three and six months ended June 30 2020 and 2019 was 17.1% and 17.7%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (i) (gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net, and debt extinguishment expense); (iv) Significant Acquisition Costs; (v) Restructuring Charges; (vi) COVID-19 Costs; and (vii) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Reconciliation of Net Income Attributable to IRM to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q2 2020	Q2 2019	% Change	YTD 2020	YTD 2019	% Change

Net Income	$(7,113)	$92,475	(107.7)%	$57,779	$122,927	(53.0)%
Add / (Deduct):
Real Estate Depreciation (1)	75,719	74,161	2.1%	152,306	147,240	3.4%
(Gain) Loss on Sale of Real Estate, Net of Tax	(1,089)	(30,512)	(96.4)%	(1,581)	(30,512)	(94.8)%
Data Center Lease-Based Intangible Asset Amortization (2)	10,379	11,372	(8.7)%	21,732	23,981	(9.4)%

FFO (NAREIT)	$77,896	$147,496	(47.2)%	$230,236	$263,636	(12.7)%
Add / (Deduct):
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(155)	27,587	n/a	(399)	28,189	n/a
Foreign Currency Transaction Loss / (Gain)	1,471	(19,331)	n/a	(35,928)	(1,634)	n/a
Debt Extinguishment Expense	17,040	—		17,040	—
Other Expense (Income) , Net	7,189	4,139	73.7%	1,862	1,652	12.7%
Intangible Impairments	—	—		(10,144)	(15,008)
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(3,241)	(10,168)	(68.1)%	(10,053)	(10,144)	(0.9)%
(Income) Loss from Discontinued Operations, Net of Tax	—	(128)	n/a	—	(104)	n/a
Real Estate Financing Lease Depreciation	3,431	3,113	10.2%	6,594	6,617	(0.3)%
Significant Acquisition Costs	—	1,901	n/a	—	4,647	n/a
Restructuring Charges	39,298	—	n/a	80,344	—	n/a
COVID-19 Costs	9,285	—	n/a	9,285	—	n/a
FFO (Normalized)	$152,214	$154,609	(1.5)%	$321,981	$292,859	9.9%

Per Share Amounts (Fully Diluted Shares)
FFO (Nareit)	$0.27	$0.51	(47.1)%	$0.80	$0.92	(13.0)%
FFO (Normalized)	$0.53	$0.54	(1.9)%	$1.12	$1.02	9.8%

Weighted Average Common Shares Outstanding - Basic	288,071	286,925	0.4%	287,955	286,727	0.4%
Weighted Average Common Shares Outstanding - Diluted	288,071	287,481	0.2%	288,301	287,487	0.3%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("Nareit") and us as net (loss) income excluding depreciation on real estate assets, gains on sale of real estate, net of tax and amortization of data center leased-based intangibles ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net (loss) income. Although Nareit has published a definition of FFO, modifications to FFO (Nareit) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net, and debt extinguishment expense); (iv) real estate financing lease depreciation; (v) Significant Acquisition Costs; (vi) Restructuring Charges; (vii) COVID-19 Costs; (viii) the tax impact of reconciling items and discrete tax items; (ix) loss (income) from discontinued operations, net of tax; and (x) loss (gain) on sale of discontinued operations, net of tax.
FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.
Reconciliation of Net Income Attributable to IRM to FFO and AFFO (continued)

(Dollars in thousands)

	Q2 2020	Q2 2019	% Change	YTD 2020	YTD 2019	% Change

FFO (Normalized)	$152,214	$154,609	(1.5)%	$321,981	$292,859	9.9%
Add / (Deduct):
Non-Real Estate Depreciation	33,779	36,447	(7.3)%	67,728	74,475	(9.1)%
Amortization Expense (1)	34,526	33,303	3.7%	66,433	64,620	2.8%
Amortization of Deferred Financing Costs	4,488	4,100	9.5%	9,001	8,208	9.7%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,566	3,534	(27.4)%	5,248	7,179	(26.9)%
Non-Cash Rent Expense (Income)	2,952	2,632	12.2%	5,497	2,015	n/a
Stock-based Compensation Expense	18,857	12,501	50.8%	23,943	21,020	13.9%
Reconciliation to Normalized Cash Taxes	27,050	(6,252)	n/a	29,226	(10,864)	n/a
Less:
Non-Real Estate Growth Investment (2)	11,764	3,687	n/a	20,142	13,094	53.8%
Real Estate, Data Center and Non-Real Estate Recurring CapEx	15,203	27,563	(44.8)%	28,207	43,397	(35.0)%
AFFO	$249,465	$209,624	19.0%	$480,708	$403,022	19.3%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $6.0M and $5.9M in Q2 2020 and Q2 2019, respectively, and $11.6M and $9.9M in YTD 2020 and YTD 2019, respectively.
(2) Non-Real Estate Growth Investment CapEx excludes CapEx associated with Project Summit of $2.0M and $2.0M in Q2 2020 and YTD 2020, respectively.

Adjusted Funds From Operations, or AFFO
AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income plus depreciation on non-real estate assets, amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and excluding amortization expense associated with capitalized internal commissions, amortization of deferred financing costs, revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less recurring capital expenditures and non-real estate growth investments, excluding Significant Acquisition Capital Expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Significant Acquisition Costs, Restructuring Charges, and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these expenditures to be growth related.

1